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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 28, 2002

Aquila, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-03562	44-0541877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
20 West 9th, Kansas City, Missouri (Address of principal executive offices)	64105 (Zip Code)
Registrant's telephone number including area code:	(816) 421-6600
(Former name or former address, if changed since last report):	Not Applicable

Item 5. Other Events.

        On June 27, 2002, Aquila, Inc. priced 37.5 million shares of common stock in a registered offering at $7.50 per share. On June 28, 2002, Aquila, Inc. entered into a purchase agreement to sell $500 million of its 10.875% Senior Notes Due July 1, 2012 in a private transaction to Qualified Institutional Buyers.

Item 7. Financial Statements and Exhibits.

  (a)
  Exhibit—99.1, Press Release dated June 27, 2002, announcing pricing of 37.5 million shares of common stock in a registered offering at $7.50 per share.

  (b)
  Exhibit—99.2, Press Release dated June 28, 2002, announcing pricing of $500 million of senior notes in a private placement at 10.875%.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.
	By:	/s/ DAN STREEK Dan Streek Chief Financial Officer
Date: June 28, 2002

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
Signatures